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                                                                     EXHIBIT 5.1


                               RIORDAN & MCKINZIE
                         A PROFESSIONAL LAW CORPORATION

                        695 TOWN CENTER DRIVE, SUITE 1500
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 433-2900



                                December 15, 1997


                                                                       9-098-001


IXC Communications, Inc.
1122 South Capital of Texas Highway
Austin, Texas  78746

Ladies and Gentlemen:

         We have acted as counsel to IXC Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of (i) 308,959 shares (the "New Preferred Shares") of the Company's 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009, $.01 par value per share (the "Exchangeable Preferred Stock"), (ii) the underlying 12 1/2% Subordinated Exchange Debentures Due 2009 (the "Exchange Debentures") if issued by the Company, and (iii) 141,041 shares (the "Additional Preferred Shares") of Exchangeable Preferred Stock which may be issued as payment of dividends in-kind with respect to the Exchangeable Preferred Stock. The New Preferred Shares are being issued in connection with the Company's offer (the "Exchange Offer") to exchange the New Preferred Shares for any and all of the Company's outstanding shares of 12 1/2% Junior Exchangeable Preferred Stock Due 2009 (the "Old Preferred Shares"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-4, including all pre-effective and post-effective amendments thereto (the "Registration Statement"), with respect to the Exchange Offer, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

         In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.




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IXC Communications, Inc.
December 15, 1997
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         Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that:

         1. The New Preferred Shares have been duly authorized and, upon issuance and delivery against proper tender of the Old Preferred Shares pursuant to the terms of the Exchange Offer as described in the Registration Statement and the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), will be validly issued, fully paid and non-assessable.

         2. The Exchange Debentures, if authorized and issued by the Company pursuant to the terms of the Restated Certificate, will constitute the legal, valid and binding obligation of the Company.

         3. The Additional Preferred Shares, when authorized by the Company's Board of Directors as payment of dividends in-kind with respect to the New Preferred Shares in accordance with the Restated Certificate, will be duly authorized, validly issued, fully paid and non-assessable.

         The enforceability of the Exchange Debentures is subject to the following exceptions, limitations and qualifications:

               (a) the effect upon the Exchange Debentures of bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally;

               (b) general principles of equity, whether considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

               (c) the unenforceability, under certain circumstances, of certain remedial and exculpatory provisions including (i) certain self-help provisions and provisions which purport to create evidentiary standards; (ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and (iv) provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default;

               (d) the unenforceability, under certain circumstances, of provisions in agreements which purport to bind persons or entities not parties thereto;



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IXC Communications, Inc.
December 15, 1997
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               (e) the unenforceability, under certain circumstances, of
provisions which purport to establish consent to the subject matter jurisdiction of any court;

               (f) the unenforceability, under circumstances, of provisions regarding indemnification against, or contribution with respect to, liabilities where such indemnification or contribution is contrary to public policy;

               (g) provisions that permit any person to take action or make determinations, or to benefit from indemnities or similar undertakings, may be subject to requirements that such action be taken or such determinations be made, or that any action or inaction by such person that may give rise to a request for payment under such an indemnity or similar undertaking be taken or not taken, on a reasonable basis and in good faith;

               (h) under certain circumstances, the requirement that provisions may be modified or waived only in writing or only in a specific instance may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions;

               (i) the authority of a court to modify or limit contractual awards of attorneys fees;

               (j) statutory provisions and case law that provide that, in certain circumstances, a surety or guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the surety or guarantor against the principal or otherwise takes any action without notifying the guarantor which materially prejudices the surety or guarantor; and

               (k) the unenforceability, under certain circumstances, of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that election of some particular remedy or remedies does not preclude recourse to one or more others.

               The opinion set forth in paragraph 2 above is given in respect of the Exchange Debentures only, and we express no opinion as to the legality, validity or binding effect of any


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IXC Communications, Inc.
December 15, 1997
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collateral agreement or other document or any other matter beyond the matters expressly set forth herein. To the extent that the obligations of the Company under the Indenture relating to the Exchange Debentures (the "Indenture") between the Company and The Bank of New York (the "Trustee") may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                               Very truly yours,

                                               /s/ RIORDAN & MCKINZIE
                                               ---------------------------------
                                                   Riordan & McKinzie